EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the inclusion in this Annual Report on Form 40-F for the year ended December 31, 2016 of Teck Resources Limited of our report dated February 23, 2017, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting which appears in this Annual Report.
We also consent to the incorporation by reference in Teck Resources Limited’s Registration Statements on Form S-8 (File Nos. 333-205514, 333-170840, and 333-140184).

/s/ Pricewaterhouse Coopers LLP
Chartered Professional Accountants
Vancouver, BC
February 23, 2017